Exhibit 23

CONSENT

Consent of Independent Registered Public Accounting Firm

As independent registered certified public accountants, we hereby consent to the incorporation of our report on the Chattem, Inc. Savings and Investment Plan included in this Form 11-K into the Company’s previously filed S-8 Registration Statement File No.

33-35386.

HAZLETT, LEWIS & BIETER, PLLC

Chattanooga, Tennessee

April 27, 2004